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                    FINDERS AND CONSULTING SERVICES AGREEMENT

                  This FINDERS AND CONSULTING SERVICES AGREEMENT is made as of the 20th day of February, 1998, by and between SAMUEL URCIS, an individual residing at 1160 Marilyn Drive, Beverly Hills, California 90210 ("Urcis"), S. URCIS & COMPANY, a California corporation ("UrcisCo"), UNIVERSAL COMPRESSION, INC., a Texas corporation (the "Company") and UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation ("Holdings").

                  WHEREAS, Tidewater, Inc. has agreed to sell (the "Acquisition") Tidewater Compression Service, Inc. ("TCS") to TW Acquisition Corporation ("TW") and TW is a direct wholly-owned subsidiary of Holdings;

                  WHEREAS, upon the consummation of the Acquisition (the "Closing"), TW will be merged into TCS and TCS will change its name to Universal Compression, Inc.;

                  WHEREAS, Holdings expects to invest in, and otherwise engages in transactions involving, companies in the energy field services industry related to TCS's business;

                  WHEREAS, Urcis and UrcisCo have researched and followed the energy field services industry for many years and have provided finder services to TW and Holdings;

                  WHEREAS, each of the Company and Holdings desires to retain UrcisCo to provide advice concerning investments in, and transactions involving, companies in the energy field services industry and UrcisCo desires to provide such advice to the Company and Holdings; and

                  WHEREAS, Holdings desires to retain Urcis as a director and Chairman of the Executive Committee of Holdings, and Urcis desires to serve as a director and Chairman of the Executive Committee of Holdings;

                  NOW, THEREFORE, it is agreed as follows:

                  1. Appointment of Consultant. Effective upon the date of Closing (the "Closing Date"), and until this Agreement is terminated in accordance with Paragraph 5 hereof, the Company and Holdings hereby retain UrcisCo as a consultant to provide them with advice, from time to time, as the Company and Holdings may request, concerning investments in, and other transactions involving, companies in the energy field services industry.

                  2. Acceptance by Consultant. UrcisCo hereby accepts such appointment and agrees to provide the Company and Holdings with advice concerning investments in, and other transactions involving, companies in the energy field services industry, and to give the Company and Holdings his best judgment and efforts in rendering his services pursuant to this Agreement.

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                  3. Retention as Director. Effective upon the Closing Date,
Holdings agrees to use its best efforts to retain Urcis as a director and Chairman of the Executive Committee of Holdings.

                  4. Fees; Grant of Stock Option. For services rendered to date, Holdings will pay Urcis a finders fee of $1,750,000 upon Closing, $1,100,000 of which will be used to purchase (i) 17,600 shares of Holdings Series A Preferred Stock at $50 per share and (ii) 4,400 shares of Holdings Common Stock at $50 per share. For services rendered hereunder beginning as of the Closing Date, the Company shall pay UrcisCo an annual consulting fee of $150,000, payable in equal monthly installments of $12,500 in advance on the first business day of each month.

                  Urcis is hereby granted an option that will expire on the tenth anniversary date of the date hereof in the form of the Stock Option Agreement attached as Exhibit A hereto to purchase from Holdings, 5,957 shares of Common Stock at an exercise price of $50 per share. Holdings shall pay for reasonable out-of-pocket expenses incurred by Urcis in rendering services herewith in connection with the Acquisition.

                  5.  Term and Termination.

                  (a) The term of this Agreement shall be for an initial term of five (5) years commencing upon the Closing Date. Such term shall be renewed automatically for additional one-year periods unless either of the parties hereto shall give notice in writing ninety (90) days before the expiration of the initial five-year term or any one-year renewal thereof of its desire to terminate this Agreement.

                  (b) This Agreement shall terminate upon the termination of the Management Agreement between Castle Harlan, Inc., Holdings and Universal Compression, Inc. dated as of the date hereof. Any termination of this Agreement shall be without payment of any penalty, except that the Company shall remain liable to UrcisCo for the payment of fees pursuant to Paragraph 4 hereof for the period prior to the effective date of such termination. Nothing herein shall relieve any party of any liability for any breach of this Agreement.

                  6. Independent Contractor. UrcisCo shall be deemed to be an independent contractor and shall have no authority to act for or bind the Company or Holdings.

                  7. Arbitration. In order to minimize the potentially high costs incurred by all parties involved in disputes, any controversy arising out of or relating to this Agreement or the termination of this Agreement, including without limitation, any claim by Urcis or UrcisCo against Holdings or any of its affiliates, directors, officers or employees under federal, state or local statutory or common law, and any dispute under the scope of this paragraph, shall be resolved by binding arbitration in New York, New York. The arbitration will be conducted in accordance with the presently prevailing commercial dispute resolution rules of the American Arbitration Association (the "AAA"). Urcis, UrcisCo, the Company and Holdings agree to keep confidential from third parties (other than the arbitrator and the AAA) the existence of any dispute, unless otherwise required by law. A judgment on the arbitrator's decision shall be final

                                  2

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and may be entered in any court having jurisdiction. The arbitration procedure shall be in lieu of any and all actions in law or equity.

                  8. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior understanding or arrangement, oral or written, with respect thereto.

                  9. Amendment. This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any such party to assert its rights hereunder on any occasion or series of occasions.

                  10. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York without reference to the principles of conflicts of laws.

                  11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                                       /s/ Samuel Urcis
                                      -----------------------------
                                      SAMUEL URCIS


                                      S. URCIS & COMPANY

                                      By:  /s/ Samuel Urcis
                                          ------------------------
                                          Name:  Samuel Urcis
                                          Title: President


                                      UNIVERSAL COMPRESSION, INC.

                                      By:  /s/ Ernie Danner
                                          ------------------------
                                          Name: Ernie Danner
                                          Title: Chief Financial Officer



                                      UNIVERSAL COMPRESSION HOLDINGS, INC.

                                      By:  /s/ Ernie Danner
                                          ------------------------
                                          Name: Ernie Danner
                                          Title: Chief Financial Officer